UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2025

HEARTCORE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41272	87-0913420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1-2-33, Higashigotanda, Shinagawa-ku, Tokyo, Japan

(Address of principal executive offices)

+81-3-6409-6966

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HTCR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 30, 2025 (the “tmsuk Effective Date”), HeartCore Enterprises, Inc. (the “Company”) entered into a Consulting and Services Agreement (the “tmsuk Consulting Agreement”) by and between the Company and tmsuk Co.Ltd., a Japanese corporation (“tmsuk”). Pursuant to the terms of the tmsuk Consulting Agreement, the Company agreed to provide tmsuk certain services, including the following (collectively, the “tmsuk Services”):

(i)	Assistance with the selection and negotiation of terms for a law firm, underwriter and auditing firm for tmsuk;

(ii)	Assisting in the preparation of documentation for internal controls required for an initial public offering or de-SPAC or other Fundamental Transaction (as defined in the tmsuk Warrant) by tmsuk;

(iii)	Providing support services to remove problematic accounting accounts upon listing;

(iv)	Translation of requested documents into English;

(v)	Attend and, if requested by tmsuk, lead, meetings with tmsuk’s management and employees;

(vi)	Provide tmsuk with support services related to tmsuk’s NASDAQ listing;

(vii)	Conversion of accounting data from Japanese standards to U.S. GAAP;

(viii)	Support for tmsuk’s negotiations with the audit firm;

(ix)	Assist in the preparation of S-1 or F-1 filings;

(x)	Creation of English web page; and

(xi)	Preparing an investor presentation/deck and executive summary of tmsuk’s operations.

In providing the tmsuk Services, the Company will not render legal advice or perform accounting services, and will not act as an investment advisor or broker/dealer. Pursuant to the terms of the tmsuk Consulting Agreement, the parties agreed that the Company will not provide the following services, among others: negotiation for the sale of tmsuk’s securities; participation in discussions between tmsuk and potential investors; assisting in structuring any transactions involving the sale of tmsuk’s securities; pre-screening of potential investors; due diligence activities; nor providing advice relating to valuation of or financial advisability of any investments in tmsuk; or handling any funds or securities on behalf of tmsuk.

Pursuant to the terms of the tmsuk Consulting Agreement, tmsuk agreed to compensate the Company as follows in return for the provision of the tmsuk Services during the nine-month term:

(a)	$500,000, to be paid as follows: (i) $200,000 on the tmsuk Effective Date; (ii) $150,000 on the three-month anniversary of the tmsuk Effective Date; and (iii) $150,000 on the six-month anniversary of the tmsuk Effective Date; and

(b)	Issuance by tmsuk to the Company of a warrant (the “tmsuk Warrant”), deemed fully earned and vested as of the tmsuk Effective Date, to acquire a number of shares of capital stock of tmsuk, to initially be equal to 3% of the fully diluted share capital of tmsuk as of the tmsuk Effective Date, subject to adjustment as set forth in the tmsuk Consulting Agreement and the tmsuk Warrant.

Issuance by tmsuk of the tmsuk Warrant may be subject to the approval of tmsuk’s stockholders, and in such case, the tmsuk Warrant will not be issued unless and until stockholder approval is obtained. In the event that tmsuk stockholder approval is not obtained, and the tmsuk Warrant is not issued, on or before the 90th day following the tmsuk Effective Date, the parties agreed to reasonably cooperate to come to mutual agreement on an alternate method to provide to the Company the same value and rights as would have been provided pursuant to the tmsuk Warrant.

In the event that the term of the tmsuk Consulting Agreement is extended beyond the initial nine-month term, tmsuk agreed to compensate the Company for tmsuk Services provided at the rate of $150 per hour, based on the hours spent by personnel of the Company providing the tmsuk Services.

The term of the tmsuk Consulting Agreement will continue until nine months after the tmsuk Effective Date, unless sooner terminated in accordance with the terms of the tmsuk Consulting Agreement (the “tmsuk Term”). The tmsuk Consulting Agreement may be terminated at any time by either party upon notice to the other party.

The foregoing description of the tmsuk Consulting Agreement is qualified in its entirety by reference to the tmsuk Consulting Agreement, a copy of which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On June 3, 2025, the Company issued a press release announcing entry into the tmsuk Consulting Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information included in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Consulting and Services Agreement, dated as of May 30, 2025, by and between the registrant and tmsuk Co.Ltd.
99.1	Press release of the registrant issued on June 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTCORE ENTERPRISES, INC.

Dated: June 3, 2025	By:	/s/ Sumitaka Yamamoto
	Name:	Sumitaka Yamamoto
	Title:	Chief Executive Officer

3